BYLAWS

                                   OF

                          RENAISSANCE DESIGNER
                         GALLERY PRODUCTS, INC.

                            ARTICLE I. OFFICES
                                       -------

Section 1.   Business.
             ---------
The principal office of the corporation shall be located in the State of Kansas. The corporation may have such offices, either within or outside Kansas, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 2.   Registered Office.
             ------------------
The registered office of the corporation required by the Nevada Corporation Code shall be maintained in Nevada and the address of the registered office may be changed from time to time by the Board of Directors.


                         ARTICLE II. SHAREHOLDERS
                                     ------------

Section 1.   Annual Meeting.
             ---------------
An annual meeting of the shareholders shall be held on such date as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the Board of Directors or officers of the corporation.

Section 2.   Special Meetings.
             -----------------
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the Board of Directors, and shall be called by the president at the request of the holders of not less than twenty percent (20%) of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.   Place of Meeting.
             -----------------
Each meeting of the shareholders shall be held at such place, either within or outside Kansas, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation in Kansas.

Section 4.   Notice of Meeting.
             ------------------
Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given no less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the president, or the secretary, or the officer or person calling the

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meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three (3) successive notices mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If requested by a person or persons, other than the corporation, lawfully calling a meeting, the secretary shall give notice of such meeting at corporate expense.

Section 5.   Closing of Transfer Books or Fixing of Record Date.
             ---------------------------------------------------
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and in case of a meeting of the shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6.   Voting Record.
             --------------
The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten (10) days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Kansas, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

Section 7.   Proxies.
             --------
At each meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

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Section 8.   Quorum.
             -------
Except as otherwise required by the laws of Nevada or the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of the shareholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act o the shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days at any one adjournment without further notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.   Voting of Shares.
             -----------------
Each outstanding share of record, regardless of class, is entitled to one
(I) vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 2 of this Article, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Nevada Corporation Code. Cumulative voting for the election of directors of the corporation is specifically denied.

Section 10.  Voting of Shares of Certain Holders.
             ------------------------------------
Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11.  Conduct of Meetings.
             --------------------
The chairman of the annual or any special meeting of the shareholders shall be the chairman of the corporation, as selected by the Board of Directors (or in his absence, any person designated by the Board of Directors), unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The chairman of the meeting shall appoint one or more persons to act as inspectors of election at the meeting. Meetings of shareholders shall be conducted in accordance with the following rules:

(a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part

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     thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

(d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.


                    ARTICLE III. BOARD OF DIRECTORS
                                 ------------------

Section 1.   General Powers.
             ---------------
The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in the Nevada Corporation Code, the articles of incorporation or these bylaws.

Section 2.   Number, Tenure and Qualifications.
             ----------------------------------
The number of Board of Directors which shall constitute the whole Board shall be not less than one (I) nor more than nine (9). Hereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors at any meeting of the Board or by the shareholders at the annual meeting of shareholders. None of the directors need be a shareholder of the corporation or a resident of the state of Nevada but, no company, business, or corporation may have more than one (I) person as a member of the Board. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

Section 3.   Vacancies.
             ----------
Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. A director's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by election of a majority of the remaining directors though less than a quorum, or by the affirmative vote of two (2) directors if there are only two (2) directors remaining, or by a sole remaining director, or by the shareholders if there are no directors remaining. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in
Section 2 above.

Section 4.   Removal.
             --------
At a meeting called expressly for that purpose, the entire Board of Directors or any lesser number may be removed, with or without cause, by a vote of the holders of the majority of shares then entitled to vote at an election of shareholders; except that if the holders of shares of any class of stock are entitled to elect one or more directors by the provisions of the articles of incorporation, the provisions of this section shall apply, with respect to the removal of a director or directors so elected

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by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 5.   Regular Meetings.
             -----------------
A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable thereafter at the time and place, either within or outside Kansas, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The Board of Directors may provide by resolution the time and place, either within or outside Kansas, for the holding of additional regular meetings.

Section 6.   Special Meetings.
             -----------------
Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place, either within or outside Kansas, for holding any special meeting of the board called by them.

Section 7.   Notice.
             -------
Notice of each meeting of the Board of Directors stating the place, day and hour of the meeting shall be given to each director at least five (5) days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two (2) days prior thereto by personal delivery of written notice or by telephonic or telegraphic notice, except that in the case of a meeting to be held pursuant to Section 12 of this Article, telephone notice may be given one (1) day prior thereto. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

Section 8.   Presumption of Assent.
             ----------------------
A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate mater is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 9.   Quorum and Voting.
             ------------------
A majority of the number of directors fixed by Section 2 of this Article, present in person, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of directors.

Section 10.  Compensation.
             -------------
By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for

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attendance at such meeting; or a stated salary as director. No such payment shall preclude any director serving the corporation in any other capacity and receiving compensation therefor.

Section 11.  Executive and Other Committees.
             ------------------------------
The Board of Directors, by resolution, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors, except as prohibited by statute. The delegation of authority to any committee shall not operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law. Rules governing procedures for meetings of any committee of the Board shall be as established by the committee, or in the absence thereof by the Board of Directors.

Section 12.  Meetings by Telephone.
             ----------------------
Unless otherwise provided by the articles of incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 13.  Action Without a Meeting.
             -------------------------
Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject mater thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members, and may be stated as such in any articles or documents filed with the office of the Secretary of State of Nevada under the Nevada Corporation Code, or other governmental agency.


                   ARTICLE IV. OFFICERS AND AGENTS
                               -------------------

Section 1.   Number and Qualifications.
             --------------------------
The officers of the corporation shall be at least a president, a secretary and a treasurer. The Board of Directors may also elect or appoint such other officers, assistant officers and agents, including a chairman of the board, one or more vice-presidents, a controller, assistant secretaries and assistant treasurers, as they may consider necessary. One person may hold any two (2) offices, except that no person may simultaneously hold the offices of president and secretary. All officers must be at least eighteen (18) years old.

Section 2.   Election and Term of Office.
             ----------------------------
The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation or removal.

Section 3.   Salaries.
             ---------
The salaries of the officers shall be as fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

Section 4.   Removal.
             --------
Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so

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removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 5.   Vacancies.
             ----------
Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the Board of Directors. An officer's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 6.   Authority and Duties of Officers.
             ---------------------------------
The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the president, the Board of Directors or these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law: (The Chairman of the Board or any Vice Chairman shall not be an officer of the Corporation.)

(a)  President.

     The president shall, subject to the direction and supervision of the Board of Directors,

     (i) be the chief executive officer of the corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees;

     (ii) unless there is a chairman of the board, preside at all meetings of the shareholders and the Board of Directors;

     (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and

     (iv) perform all other duties incident to the office of president and as, from time to time, may be assigned to him by the Board of Directors.

(b)  Vice-Presidents.

     The vice-president, if any, (or if there is more than one, then each vice-president) shall assist the president and shall perform such duties as may be assigned to him by the president or by the Board of Directors. The vice-president, if there is one (or if there is more than one, then the vice-president designated by the Board of Directors, or if there is no such designation, then the vice-presidents in order of their election), shall, at the request of the president, or in his absence or inability or refusal to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president.

(c)  Secretary.

     The secretary shall:

     (i) keep the minutes of the proceedings of the shareholders, the Board of Directors and any committees of the Board;

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     (ii)  see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

     (iii) be custodian of the corporate records and of the seal of the corporation;

     (iv) keep at the corporation's registered office or principal place of business within or outside Kansas a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar;

     (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and

     (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

(d)  Treasurer.

     The treasurer shall:

     (i) be the principal financial officer of the corporation and have the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the Board of Directors;

     (ii) receive and give receipts and acquittance for monies paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity;

     (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the Board of Directors statements of account showing the financial position of the corporation and the results of its operations;

     (iv) upon request of the Board, make such reports to it as may be required at any time; and

     (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the treasurer.

Section 7.   Surety Bonds.
             -------------
The Board of Directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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                             ARTICLE V. STOCK
                                        -----

Section 1.   Issuance of Shares.
             -------------------
The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors, except as otherwise may be provided by statute.

Section 2.   Certificates.
             -------------
The shares of stock of the corporation shall be represented by consecutively numbered certificates signed in the name of the corporation by the chairman or vice-chairman of the Board of Directors or by the president or a vice-president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

Section 3.   Consideration for Shares.
             -------------------------
Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, but neither the promissory note of a subscriber or direct purchaser of shares from the corporation, nor the unsecured or nonnegotiable promissory note of any other person, nor future services shall constitute payment or part payment for shares. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board.

Section 4.   Lost Certificates.
             ------------------
In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

Section 5.   Transfer of Shares.
             -------------------
Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation.

Section 6.   Holders of Record.
             ------------------
The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

Section 7.   Shares Held for the Account of a Specified Person or Persons.
             ------------------------------------------------------------
The Board of Directors, in the manner provided by the statutes of Nevada, may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are for the account of a specified person or persons.

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Section 8.   Transfer Agents, Registrars and Paying Agents.
             ----------------------------------------------
The Board of Directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Kansas. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                    ARTICLE VI. INDEMNIFICATION
                                ---------------

Section 1.   Definitions.
             ------------
For purposes of this Article VI, the following terms have the meanings set forth below:

(a) Action. Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative;

(b) Derivative Action. Any Action by or in the right of the corporation to procure a judgment in its favor;

(c)  Third Party Action. Any Action other than a Derivative Action;

(d) Indemnified Party. Any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, partnership, joint venture, trust or other enterprise, including without limitation any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary.

Section 2.   Third Party Actions.
             --------------------
The corporation shall indemnify any Indemnified Party against expenses (including attorney fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with any Third Party Action if, as determined pursuant to Section 5 below, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The termination of any Third Party Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create either a presumption that the Indemnified Party did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action, a presumption that the Indemnified Party had reasonable cause to believe that his conduct was unlawful.

Section 3.   Derivative Actions.
             -------------------
The corporation shall indemnify any Indemnified Party against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of any Derivative Action if, as determined pursuant to Section 5 below, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is or has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such Action was brought determines upon application that, despite the adjudication of liability and in view of all circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnification for such expenses which such court deems proper. If any claim that may be made by or in the right of the corporation against any person who may seek indemnification under this Article VI is joined with any claim by or in the right of the corporation (and all

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
expenses related thereto) shall nevertheless be deemed the subject of a separate and distinct Derivative Action for purposes of this Article VI.

Section 4.   Success on Merits or Otherwise.
             -------------------------------
If and to the extent that any Indemnified Party has been successful on the merits or otherwise in defense of any Action referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue or mater therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith without the necessity of any determination that he has met the applicable standards of conduct set forth in Section 2 or 3 of this Article VI.

Section 5.   Determination.
             --------------
Except as provided in Section 4, any indemnification under Section 2 or 3 of this Article VI (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the Indemnified Party is proper in the circumstances because he has met the applicable standards of conduct set forth in said Section 2 or 3. Any indemnification under Section 4 of this Article VI (unless ordered by a court) shall be made by the corporation only upon a determination by the corporation of the extent to which the Indemnified Party has been or would have been successful on the merits or otherwise. Any such determination shall be made (a) by a majority vote of a quorum of the whole Board of Directors consisting of directors who are not or were not parties to the subject Action, or (b) upon the request of a majority of the directors who are not or were not parties to such Action, or if there be none, upon the request of a majority of a quorum of the whole Board of Directors, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with its corporate affairs) in a written opinion, or (c) by the shareholders of the corporation at a meeting called for such purpose.

Section 6.   Payment in Advance.
             -------------------
Expenses (including attorney fees) or some part thereof incurred by an Indemnified Party in defending any Action, shall be paid by the corporation in advance of the final disposition of such Action if a determination to make such payment is made on behalf of the corporation as provided in Section 5 of this Article VI; provided that no such payment may be made unless the corporation shall have first received a written undertaking by or on behalf of the Indemnified Party to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VI.

Section 7.   Other Indemnification.
             ----------------------
The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any Indemnified Party or other person may be entitled under the articles of incorporation, any agreement, bylaw (including without limitation any other or further Section or provision of this Article
VI), vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 8.   Period of Indemnification.
             --------------------------
Any indemnification pursuant to this Article VI shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, shall continue as to any Indemnified Party who has ceased to be a director, officer, employee, fiduciary or agent of the corporation or, at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person served as trustee, plan administrator or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such Indemnified Party. The repeal or amendment of this Article VI or of any Section or provision thereof which would have the effect of limiting, qualifying or

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
restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

Section 9.   Insurance.
             ----------
By action of the Board of Directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the Board may deem appropriate, on behalf of any Indemnified Party against any liability asserted against him and incurred by him in his capacity of or arising out of his status as an Indemnified Party, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of law.

Section 10.  Right to Impose Conditions to Indemnification.
             ----------------------------------------------
The corporation shall have the right to impose, as conditions to any indemnification provided or permitted in this Article VI, such reasonable requirements and conditions as to the Board of Directors or shareholders may appear appropriate in each specific case and circumstances, including but not limited to any one or more of the following:

(a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the person to be indemnified and to the corporation;

(b) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made; initiated or threatened against the person to be indemnified; and

(c) that the corporation shall be subrogated, to the extent of any payments made byway of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.


                          ARTICLE VII. MISCELLANEOUS
                                       -------------

Section 1.   Waivers of Notice.
             ------------------
Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

Section 2.   Voting of Securities by the Corporation.
             ----------------------------------------
Unless otherwise provided by resolution of the Board of Directors, on behalf of the corporation the president or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to represent the corporation at all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board of Directors.

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
Section 3.   Seal.
             -----
A corporate seal, as such, should not be required unless by statute the same is required of the corporation.

Section 4.   Fiscal Year.
             ------------
The fiscal year of the corporation shall be as established by the Board of Directors.

Section 5.   Amendments.
             -----------
Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the Board of Directors.


These Bylaws of the Corporation were duly adopted by the Board of Directors of the Corporation on the 1st day of April, 1997.



                                        /s/ M. Gary Banwart
                                      --------------------------
                                      Secretary






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